UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 8, 2008

LYONDELL CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10145 (Commission File Number)	95-4160558 (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

(713) 652-7200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 8, 2008, Lyondell Chemical Company (“Lyondell”) redeemed all of the outstanding notes set forth below (the “Lyondell Notes”), paying the premiums set forth below, and terminating all of Lyondell’s obligations under the Indentures governing the Lyondell Notes:

Description	Principal	Premium
8.000% Senior Notes due 2014, issued under an Indenture dated as of September 20, 2006 among Lyondell and The Bank of New York, as supplemented	$2,858,000	$476,229
8.250% Senior Notes due 2016, issued under an Indenture dated as of September 20, 2006 among Lyondell and The Bank of New York, as supplemented	$998,000	$222,075
6.875% Senior Notes due 2017, issued under an Indenture dated as of June 1, 2007 among Lyondell and The Bank of New York, as supplemented	$40,000	$6,877

On February 8, 2008, Equistar Chemicals, LP (“Equistar”) and Equistar Funding Corporation, each a subsidiary of Lyondell (collectively with Equistar, the “Equistar Issuers”), redeemed all of the outstanding notes set forth below (the “Equistar Issuer Notes”), paying the premiums set forth below, and terminating all of the Equistar Issuers’ obligations under the Indentures governing the Equistar Issuer Notes:

Description	Principal	Premium
10.125% Senior Notes due 2008, issued under an Indenture dated as of August 24, 2001 among the Equistar Issuers and The Bank of New York, as supplemented	$8,157,000	$334,600
8.750% Notes due 2009, issued under an Indenture dated as of January 15, 1999 among the Equistar Issuers and The Bank of New York, as supplemented	$14,705,000	$980,925
10.625% Senior Notes due 2011, issued under an Indenture dated as of April 22, 2003 among the Equistar Issuers and The Bank of New York, as supplemented	$4,349,000	$231,062

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Gerald A. O’Brien
Name:     Gerald A. O’Brien
Title:       Vice President,
Deputy General Counsel

Date:  February 12, 2008